PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.

                              MANAGEMENT AGREEMENT

                  Agreement, made this 31st day of July, 1989 between Prudential Institutional Liquidity Portfolio, Inc., a Maryland corporation (the "Fund"), and Prudential Mutual Fund Management, Inc., a Delaware corporation (the "Manager").

                               W I T N E S S E T H

                  WHEREAS, the Fund is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") ; and

                  WHEREAS, the shares of common stock of the Fund are divided into separate series, each of which was established by the Board of Directors of the Fund in accordance with Fund's Articles of Incorporation, and the Board of Directors may from time to time terminate such series or establish and terminate additional series; and

                  WHEREAS, the Fund desires to retain the Manager to render or contract to obtain as hereinafter provided investment advisory services to the Fund and the Fund also desires to avail itself of the facilities available to the Manager with respect to the administration of its day to day corporate affairs, and the Manager is willing to render such investment advisory and administrative services;
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                  NOW, THEREFORE, the parties agree as follows:

                  1. The Fund hereby appoints the Manager to act as manager of the Fund and administrator of its corporate affairs for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided. The Manager will enter into an agreement, dated the date hereof, with The Prudential Investment Corporation ("PIC") pursuant to which PIC shall furnish to the Fund the investment advisory services specified therein in connection with the management of the Fund. Such agreement in the form attached as Exhibit A is hereinafter referred to as the "Subadvisory Agreement." The Manager will continue to have responsibility for all investment advisory services furnished pursuant to the Subadvisory Agreement.

                  2. Subject to the supervision of the Board of Directors of the Fund, the Manager shall administer the Fund's corporate affairs and, in connection therewith, shall furnish the Fund with office facilities and with clerical, bookkeeping and record keeping services at such office facilities and, subject to Section 1 hereof and the Subadvisory Agreement, the Manager shall manage the investment operations of each series of the Fund and the composition of the portfolio of each series, including the purchase, retention and disposition thereof, in accordance with the investment objectives, policies and restrictions of each such series as stated in the Prospectus (hereinafter defined) and subject to the following understandings:


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

            (a) The Manager shall provide supervision of each series' investments and determine from time to time what investments or securities will be purchased, retained, sold or loaned by each series of the Fund, and what portion of the assets will be invested or held uninvested as cash.

            (b) The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Articles of Incorporation, By-Laws and Prospectus (hereinafter defined) of the Fund and with the instructions of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

            (c) The Manager shall determine the securities and futures contracts to be purchased or sold by each series of the Fund and will place orders pursuant to its determinations with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential-Bache Securities Inc.) in conformity with the policy with respect to brokerage as set forth in the Fund's Registration Statement and Prospectus (hereinafter defined) or as the Board of Directors may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Manager will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager may consider the financial responsibility, research and investment information and other services provided by brokers,


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

      dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party. It is understood that Prudential-Bache Securities Inc. may be used as principal broker for securities transactions but that no formula has been adopted for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Manager have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants and that such brokers may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers or futures commission merchants on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager is authorized to pay higher brokerage commissions for the purchase and sale of securities and futures contracts for each series of the Fund to brokers or futures commission merchants who provide such research and analysis, subject to review by the Fund's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such broker or futures commission merchant may be useful to the Manager in connection with its services to other clients.

            On occasions when the Manager deems the purchase or sale of a security or a futures contract to be in the best interest


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

      of the Fund (and each series of the Fund) as well as other clients of the Manager or the Subadviser, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund (and each series of the Fund) and to such other clients.

            (d) The Manager shall maintain all books and records with respect to the Fund's portfolio transactions and shall render to the Fund's Board of Directors such periodic and special reports as the Board may reasonably request.

            (e) The Manager shall be responsible for the financial and accounting records to be maintained by the Fund (including those being maintained by the Fund's Custodian).

            (f) The Manager shall provide the Fund's Custodian on each business day with information relating to all transactions concerning the Fund's assets.

            (g) The investment management services of the Manager to the Fund under this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar services to others.


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

                  3. The Fund has delivered to the Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

                  (a) Articles of Incorporation of the Fund, as filed with the
            Secretary of State of Maryland (such Articles of Incorporation, as in effect on the date hereof and as amended from time to time, are herein called the "Articles of Incorporation");

                  (b) By-Laws of the Fund (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

                  (c) Certified resolutions of the Board of Directors of the
            Fund authorizing the appointment of the Manager and approving the form of this agreement;

                  (d) Registration Statement under the 1940 Act and the
            Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to the Fund and shares of the Fund's Common Stock and all amendments thereto;

                  (e) Notification of Registration of the Fund under the 1940
            Act on Form N-8A as filed with the Commission and all amendments thereto; and

                  (f) Prospectus of the Fund (such Prospectus and Statement of
            Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus").


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

                  4. The Manager shall authorize and permit any of its directors, officers and employees who may be elected as directors or officers of the Fund to serve in the capacities in which they are elected. All services to be furnished by the Manager under this Agreement may be furnished through the medium of any such directors, officers or employees of the Manager.

                  5. The Manager shall keep the Fund's books and records required to be maintained by it pursuant to paragraph 2 hereof. The Manager agrees that all records which it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any such records upon the Fund's request, provided however that the Manager may retain a copy of such records. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Manager pursuant to Paragraph 2 hereof.

                  6. During the term of this Agreement, the Manager shall pay the following expenses:

                  (i) the salaries and expenses of all personnel of the Fund and the Manager except the fees and expenses of directors who are not affiliated persons of the Manager or the Fund's investment adviser,

                  (ii) all expenses incurred by the Manager or by the Fund in connection with managing the ordinary course of the Fund's business other than those assumed by the Fund herein, and

                  (iii) the costs and expenses payable to PIC pursuant to the
            Subadvisory Agreement.


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

            The Fund assumes and will pay the expenses described below:

                  (a) the fees and expenses incurred by the Fund in connection with the management of the investment and reinvestment of the Fund's assets of each series,

                  (b) the fees and expenses of directors who are not affiliated persons of the Manager or the Fund's investment adviser,

                  (c) the fees and expenses of the Custodian that relate to (i)
            the custodial function and the recordkeeping connected therewith,
            (ii) preparing and maintaining the general accounting records of the Fund and the providing of any such records to the Manager useful to the Manager in connection with the Manager's responsibility for the accounting records of the Fund pursuant to Section 31 of the 1940 Act and the rules promulgated thereunder, (iii) the pricing of the shares of each series of the Fund, including the cost of any pricing service or services which may be retained pursuant to the authorization of the Board of Directors of the Fund, and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Fund's securities,

                  (d) the fees and expenses of the Fund's Transfer and Dividend
            Disbursing Agent, which may be the Custodian, that relate to the maintenance of each shareholder account,

                  (e) the charges and expenses of legal counsel and independent accountants for the Fund,

                  (f) brokers' commissions and any issue or transfer taxes


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

            chargeable to each series of the Fund in connection with its securities and futures transactions,

                  (g) all taxes and corporate fees payable by the Fund to
            federal, state or other governmental agencies,

                  (h) the fees of any trade associations of which the Fund may be a member,

                  (i) the cost of stock certificates representing, and/or
            non-negotiable share deposit receipts evidencing, shares of each series of the Fund,

                  (j) the cost of fidelity, directors and officers and errors and omissions insurance,

                  (k) the fees and expenses involved in registering and
            maintaining registration of the Fund and of its shares with the Securities and Exchange Commission, registering the Fund as a broker or dealer and qualifying its shares under state securities laws, including the preparation and printing of the Fund's registration statements, prospectuses and statements of additional information for filing under federal and state securities laws for such purposes,

                  (l) allocable communications expenses with respect to investor services and all expenses of shareholders' and directors' meetings and of preparing, printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders,


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

                  (m) litigation and indemnification expenses and other
            extraordinary expenses not incurred in the ordinary course of the Fund's business, and

                  (n) any expenses assumed by the Fund pursuant to a Plan of
            Distribution adopted in conformity with Rule 12b-1 under the 1940
            Act.

                  7. In the event the expenses of the Fund for any fiscal year (including the fees payable to the Manager but excluding interest, taxes, brokerage commissions, distribution fees and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business) exceed the lowest applicable annual expense limitation established and enforced pursuant to the statute or regulations of any jurisdictions in which shares of the Fund are then qualified for offer and sale, the compensation due the Manager will be reduced by the amount of such excess, or, if such reduction exceeds the compensation payable to the Manager, the Manager will pay to the Fund the amount of such reduction which exceeds the amount of such compensation.

                  8. For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay to the Manager as full compensation therefor a fee at an annual rate of .20 of 1% of the average daily net assets of each series of the Fund. This fee will be computed daily and will be paid to the Manager monthly. Any reduction in the fee payable and any payment by the Manager to the Fund pursuant to paragraph 7 shall be made monthly. Any such


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

reductions or payments are subject to readjustment during the year.

                  9. The Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                  10. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated with respect to any series by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such series, or by the Manager at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

                  11. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager who may


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also be a director, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Manager to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

                  12. Except as otherwise provided herein or authorized by the Board of Directors of the Fund from time to time, the Manager shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

                  13. During the term of this Agreement, the Fund agrees to furnish the Manager at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer in any way to the Manager, prior to use thereof and not to use such material if the Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Fund will continue to furnish to the Manager copies of any of the above mentioned materials which refer in any way to the Manager. Sales literature may be furnished to the Manager hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery. The Fund shall furnish or otherwise make available to the Manager


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such other information relating to the business affairs of the Fund as the
Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

                  14. This Agreement may be amended by mutual consent, but the consent of each series of the Fund must be obtained in conformity with the requirements of the 1940 Act.

                  15. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at One Seaport Plaza, New York, N.Y. 10292, Attention: Secretary; or (2) to the Fund at One Seaport Plaza, New York, N.Y. 10292, Attention: President.

                  16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  17. The Fund may use the name "Prudential Institutional Liquidity Portfolio, Inc." or any name including the word "Prudential" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Manager's business as Manager or any extension, renewal or amendment thereof remain in effect. At such time as such an agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by, managed by or otherwise connected with the Manager, or any organization which shall have so succeeded to such businesses. In no event shall the Fund use


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the name "Prudential Institutional Liquidity Portfolio, Inc." or any name including the word "Prudential" if the Manager's function is transferred or assigned to a company of which The Prudential Insurance Company of America does not have control.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                              THE PRUDENTIAL INSTITUTIONAL
                                                LIQUIDITY PORTFOLIO, INC.


                                              By /s/ Laurence C. McQuade
                                                 ----------------------------

                                              PRUDENTIAL MUTUAL FUND MANAGEMENT,
                                                INC.


                                              By /s/ M. J. DOWNEY
                                                 ----------------------------


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